UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 16, 2010

STAR GAS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-14129	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2187 Atlantic Street, Stamford, CT 06902

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (203) 328-7310

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Effective as of November 16, 2010, Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership”) and its wholly-owned subsidiary, Star Gas Finance Company, a Delaware corporation (“SGFC” and together with the Partnership, the “Issuers”), have given notice to Union Bank, N.A, the Trustee of the Issuers’ 10.25% Senior Notes due 2013 (the “Senior Notes”) of the Issuers’ election to redeem (the “Redemption”) all of the remaining $82.5 million in face amount of Senior Notes at a redemption price of 101.708% plus any accrued but unpaid interest thereon with a redemption date of December 20, 2010. The Trustee will also serve as the Paying Agent for the Redemption.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P. By: Kestrel Heat, LLC, its general partner

By:	/S/ RICHARD F. AMBURY
Name:	Richard F. Ambury
Title:	Chief Financial Officer

Dated: November 16, 2010